Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2006, relating to the financial statements of Petrohawk Energy Corporation, and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Petrohawk Energy Corporation for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

July 14, 2006